Exhibit 99.1

Crescent Energy Announces Highly Accretive Acquisition

of High-Margin Oil Assets in the Uinta Basin

•	Transaction immediately accretive on key financial metrics: cash flow per share, free cash flow per share and free cash flow yield, on an actual and debt-adjusted basis(1)

•	Scales Crescent’s production base in the Rockies region and adds multi-year inventory of proven, high-return development locations

•	Maintains financial strength with pro forma Net Debt / LTM Adj. EBITDAX ratio of 1.4x(2)

Houston, February 16th, 2022 – Crescent Energy Company (NYSE: CRGY) today announced that it has entered into a definitive purchase agreement with Verdun Oil Company II LLC to acquire Uinta Basin assets previously owned by EP Energy for $815 million, subject to customary purchase price adjustments. The all-cash transaction, expected to close in the first half of 2022, will be funded through the company’s revolving credit facility and cash on hand. Closing is subject to customary closing conditions, including certain regulatory approvals. The acquisition is consistent with Crescent’s strategy to acquire high-value & accretive, cash flowing assets while maintaining financial strength. Additional details have been posted on Crescent’s website at www.crescentenergyco.com. Crescent plans to share additional information on the transaction along with its fourth quarter and year-end 2021 conference call in early March 2022.

Acquisition Consistent with Crescent’s Strategy:

•

Highly Accretive Oil Acquisition Expands Rockies Asset Base: Acquisition multiple of <2.0x 2022E Adj. EBITDAX(1)(3) generates ~55% accretion to annualized cash flow per share and ~30% accretion to annualized free cash flow per share

•

Low-Risk Assets with Strong Production and Cash flow: Increasing annualized Adjusted EBITDAX(1)(3) by $400—$465 million at $75/Bbl NYMEX WTI pricing, ~85% of which is from existing production and current drilled but uncompleted wells

•	Proven Opportunity for Disciplined Reinvestment: Multi-year inventory of high value, oil-weighted development opportunities; planning to operate two rigs on the assets in 2022 post-closing

•

Enhances Key Asset Portfolio Characteristics: Maintains our peer-leading decline rate (~21% pro forma), expands production from the Rockies & Eagle Ford to ~65% of our total production base, increases our percent operated to ~70% based on 2022 expected production

•	Maintains Financial Strength and Increases Scale: Adding meaningful scale to the business while maintaining modest leverage (pro forma 1.4x Net Debt / LTM Adj. EBITDAX(2))

“We are acquiring these assets at a compelling valuation. They are a great addition to our existing Rockies footprint and align perfectly with our cash flow based strategy,” said Crescent CEO David Rockecharlie. “Importantly, this transaction maintains our commitment to financial strength and flexibility while adding meaningful scale to our low-decline production base, free cash flow and proven inventory of highly economic re-investment opportunity.”

The transaction will be funded with borrowings under Crescent’s revolving credit facility and cash on hand. Crescent’s lenders authorized an increase of the Company’s elected commitment amount under the existing revolving credit facility to $1.3 billion from $700 million, contingent upon the closing of the transaction. The Company’s current liquidity pro forma for the elected commitment amount increase is $1.1 billion. In conjunction with signing of the transaction, the Company entered into additional oil swaps consistent with its risk-management strategy for invested capital.

Uinta Asset Overview:

Proven Basin with Substantial Existing Production: Crescent acquiring over 400 producing vertical and horizontal wells. Ongoing, well-understood development in the Uteland Butte and Wasatch formations with 350+ horizontal wells drilled by area operators to date and significant long-term resource potential from additional producing zones under active horizontal development.

Large, Contiguous Acreage Position: The transaction will provide Crescent with more than 145,000 contiguous net acres (>85% held-by-production), primarily located in Duchesne and Uintah counties, Utah. The assets are operated with an average working interest of ~83% and average royalty rates less than ~20%.

Deep, Undeveloped Inventory of Drilling Locations: Acquisition to provide Crescent with a multi-year inventory of high value, oil-weighted development opportunities. The Uinta basin has a significant amount of resource in place across multiple stacked reservoirs providing attractive long-term resource potential beyond the horizontal targets actively being developed today.

Preliminary 2022 Pro Forma Outlook:

Post-closing of the transaction, Crescent plans to operate two rigs in the Uinta Basin for the remainder of the year. The capital associated with this program is expected to be $225 - $275 million and Crescent’s revised 2022 capital budget is expected to be $600 - $700 million.

Updated Preliminary 2022E guidance is below, pro forma for the acquisition assuming nine months of contribution, based on $75/Bbl NYMEX WTI and $3.75/MMBtu Henry Hub pricing:

* All amounts are approximations based on currently available information and estimates and are subject to change based on events and circumstances after the date hereof. Please see “Cautionary Statement Regarding Forward-Looking Information.”

	CRGY Standalone Full Year 2022	Pro Forma CRGY (Nine Months of Uinta Acquisition)	Annualized Pro Forma Mid-Point(4)
EBITDAX and Levered Free Cash Flow(3)
Adjusted EBITDAX (non-GAAP)	$800 - $850 MM	$1,100 - $1,200 MM	$1,260 MM
Unhedged Adj. EBITDAX (non-GAAP)	$1,100 - $1,150 MM	$1,400 - $1,500 MM	$1,560 MM
Levered Free Cash Flow (non-GAAP)	$325 - $375 MM	$375 - $475 MM	$450 MM
Production	114 - 124 MBoe/d	134 - 148 MBoe/d	148 Mboe/d
% Oil / % Liquids	~40% / ~55%	~45% / ~58%
Capital (Excl. Potential Acquisitions)	$375 - $425 MM	$600 - $700 MM
Per Unit Expenses
Operating Expense	$17.25 - $18.25 / Boe	$15.50 - $16.50 / Boe
Adj. Cash G&A (includes management fee)(3)	$1.60 - $1.80 / Boe	$1.45 - $1.55 / Boe
Implied 2022 Quarterly Dividend(5)	$0.12 /Share	$0.17 / Share
Outstanding Share Count (Class A & B)	169.5 MM	169.5 MM
Net Debt / LTM Adj. EBITDAX(2)	1.3x	1.4x

Fourth Quarter and Full Year 2021 Earnings Release and Call

Crescent Energy will host a conference call and webcast to discuss its fourth quarter and full year 2021 financial and operating results on March 10, at 10 AM CT (11 AM ET). The Company will release fourth quarter and full year 2021 results on Wednesday, March 9, 2022, after the market closes.

Date: Thursday, March 10, 2022

Time: 10:00 AM Central Time (11:00 AM Eastern Time)

Webcast Link

Live-Link (live stream of audio, after the event the on demand webcast will be available under this URL): https://www.webcast-eqs.com/crescentenergy20220310/en

Telephone Conference Dial-In

Domestic Dial-in Number: 877-407-0989

International Dial-in Number: 201-389-0921

Replay Information

A webcast replay will be available at the link above within several hours after the conclusion of the event. An updated investor presentation will also be available under Events and Presentations in the Investors section of the Company’s website prior to the start of the conference call, or directly at https://www. https://ir.crescentenergyco.com/.

(1)	Based on preliminary guidance expectations assuming $75 per Bbl NYMEX WTI and $3.75 per MMbtu Henry Hub.
(2)	Estimated LTM Adj. EBITDAX as of 3/31/22.
(3)	Adjusted EBITDAX, Unhedged Adjusted EBITDAX, Levered Free Cash Flow and Adjusted Cash G&A are non-GAAP financial measures. Please see “Non-GAAP Measures” for further discussion of such measures.
(4)	Annualized pro forma mid-point includes annualized cash flows from the acquisition.
(5)	Dividends are subject to board approval and applicable law. Pro forma dividend expectation based on 10% of Adj. EBITDAX framework.

About Crescent Energy

Crescent Energy is a well-capitalized, U.S. independent energy company with a portfolio of assets in key proven basins across the lower 48 states. Our core leadership team is a group of experienced investment, financial and industry professionals who continue to execute on the strategy we have employed since 2011. The Company’s mission is to invest in energy assets and deliver better returns, operations and stewardship. For additional information, please visit www.crescentenergyco.com.

Cautionary Statement Regarding Forward-Looking Information

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on current expectations, including with respect to the proposed transaction. The words and phrases “should”, “could”, “may”, “will”, “believe”, “think”, “plan”, “intend”, “expect”, “potential”, “possible”, “anticipate”, “estimate”, “forecast”, “view”, “efforts”, “target”, “goal” and similar expressions identify forward-looking statements and express the Company’s expectations about future events. All statements, other than statements of historical facts, included in this communication that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the Company’s control. Such risks and uncertainties include, but are not limited to, the ability of the parties to consummate the transaction in a timely manner or at all; satisfaction of the conditions precedent to consummation of the transaction, including the ability to secure required consents and regulatory approvals in a timely manner or at all; the possibility of litigation (including related to the transaction itself), weather, political, economic and market conditions, including a decline in the price and market demand for natural gas, natural gas liquids and crude oil, the impact of pandemics such as COVID-19, actions by the Organization of the Petroleum Exporting Countries (“OPEC”) and non-OPEC oil producing countries, the timing and success of business development efforts, and other uncertainties. Consequently, actual future results could differ materially from expectations. The Company assumes no duty to update or revise their respective forward-looking statements based on new information, future events or otherwise.

The transactions and outlook announced today is based on information currently available to the Company, depends on certain estimates and assumptions and is subject to change.

Non-GAAP Measures

Crescent defines Adjusted EBITDAX as net income (loss) before interest expense, realized (gain) loss on interest rate derivatives, income tax expense, depreciation, depletion and amortization, exploration expense, non-cash gain (loss) on derivatives, impairment of oil and natural gas properties, equity-based compensation, (gain) loss on sale of assets, other (income) expense, certain non-controlling interest distributions made by Crescent Energy OpCo, LLC (“OpCo”), non-recurring expenses and transaction expenses. Management believes Adjusted EBITDAX is a useful performance measure because it allows for an effective evaluation of the Company’s operating performance when compared against its peers, without regard to financing methods, corporate form or capital structure. The Company excludes the items listed above from net income (loss) in arriving at Adjusted EBITDAX because these amounts can vary substantially within its industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDAX should not be considered as an alternative to, or more meaningful than, net income (loss) as determined in accordance with GAAP, of which such measure is the most comparable GAAP measure. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax burden, as well as the historic costs of depreciable assets, none of which are reflected in Adjusted EBITDAX. The Company’s presentation of Adjusted EBITDAX should not be construed as an inference that its results will be unaffected by unusual or non-recurring items. Crescent’s computations of Adjusted EBITDAX may not be identical to other similarly titled measures of other companies. In addition, the Company’s Credit Agreement and the notes include a calculation of Adjusted EBITDAX for purposes of covenant compliance.

In certain instances, this release refers to pro forma Annualized Adjusted EBITDAX. This pro forma measure is related to the business combination between Independence and Contango. Please refer to the Current Report on Form 8-K/A filed on December 17, 2021, which can be found at the SEC’s website at www.sec.gov, for additional details and information regarding the historical financial results for the nine month period ended September 30, 2021 of Independence and Contango and the assumptions made in preparing the pro forma financial statements derived therefrom that are summarized herein. Pro forma Annualized Adjusted EBITDAX was calculated by multiplying 4/3 by pro forma Adjusted EBITDAX for the nine months ended September 30, 2021. Pro forma Annualized Adjusted EBITDAX should not be considered as a substitute for a measure of historical or pro forma Adjusted EBITDAX for the twelve-month period ended September 30, 2021, or as an indicator that pro forma results for such twelve-month period would be equivalent to pro forma Annualized Adjusted EBITDAX.

Crescent defines Levered Free Cash Flow as Adjusted EBITDAX less interest expense, excluding noncash deferred financing cost amortization, realized gain (loss) on interest rate derivatives, current income tax provision, tax-related non-controlling distributions made by OpCo and development of oil and natural gas properties. Levered Free Cash Flow does not take into account amounts incurred on acquisitions. Levered Free Cash Flow is not a measure of performance as determined by GAAP. Levered Free Cash Flow is a supplemental non-GAAP performance measure that is used by Crescent’s management and external users of its financial statements, such as industry analysts, investors, lenders and rating agencies. Management believes Levered Free Cash Flow is a useful performance measure because it allows for an effective evaluation of operating and financial performance and the ability of the Company’s operations to generate cash flow that is available to reduce leverage or distribute to equity holders. Levered Free Cash Flow should not be considered as an alternative to, or more meaningful than, net income (loss) as determined in accordance with GAAP, of which such measure is the most comparable GAAP measure, or as an indicator of actual operating performance or investing activities. The Company’s computations of Levered Free Cash Flow may not be comparable to other similarly titled measures of other companies.

Crescent defines Unhedged Adjusted EBITDAX as Adjusted EBITDAX plus realized (gain) loss on commodity derivatives. Management believes Unhedged Adjusted EBITDAX is a useful performance measure because it allows for an effective evaluation of the Company’s operating performance when compared against its peers, without regard to commodity derivatives, which can vary substantially within its industry depending upon peers hedging strategies and when hedges were entered into. Unhedged Adjusted EBITDAX should not be considered as an alternative to, or more meaningful than, net income (loss) as determined in accordance with GAAP, of which such measure is the most comparable GAAP measure. Certain items excluded from Unhedged Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s realized derivate loss or gain, cost of capital and tax burden, as well as the historic costs of depreciable assets, none of which are reflected in Unhedged Adjusted EBITDAX. The Company’s presentation of Unhedged Adjusted EBITDAX should not be construed as an inference that its results will be unaffected by unusual or non-recurring items. Crescent’s computations of Unhedged Adjusted EBITDAX may not be identical to other similarly titled measures of other companies.

Crescent defines Adjusted Cash G&A as General and Administrative Expense, excluding noncash equity-based compensation, and including certain non-controlling interest distributions made by OpCo related to the management fee.

Due to the forward-looking nature of the non-GAAP measures presented in this release, no reconciliations of the non-GAAP measures to their most directly comparable GAAP measure is available without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing or amount of various reconciling items that would impact the most directly comparable forward-looking GAAP financial measure, that have not yet occurred, are out of our control and/or cannot be reasonably predicted. Accordingly, such reconciliations are excluded from this release. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

Company Contact

For additional information, please reach out to IR@crescentenergyco.com